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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2002

MB FINANCIAL, INC.
(Exact name of Registrant as specified in its Charter)

Maryland (State or other jurisdiction of incorporation)	0-24566-01 (Commission File No.)	36-4460265 (IRS Employer Identification No.)
801 West Madison Street, Chicago, Illinois (Address of principal executive offices)		60607 (Zip Code)

Registrant's telephone number, including area code: (773) 645-7866

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

        On November 4, 2002, MB Financial, Inc. (the "Company") announced that it had agreed to acquire South Holland Bancorp, Inc. ("South Holland Bancorp"), parent company of South Holland Trust & Savings Bank, pursuant to an Agreement and Plan of Merger, dated as of November 1, 2002 (the "Agreement"), by and among the Company, MB Financial Acquisition Corp II and South Holland Bancorp. Subject to the terms of the Agreement, the Company will pay aggregate cash consideration of approximately $93.1 million to the shareholders of South Holland. Consummation of the transaction is subject to certain conditions, including approvals of the transaction by the shareholders of South Holland and bank regulatory authorities.

        A copy of the Agreement is included as Exhibit 2 to this report and is incorporated into this Item 5 by reference.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  2
  Agreement and Plan of Merger, dated as of November 1, 2002, by and among MB Financial, Inc., MB Financial Acquisition Corp II and South Holland Bancorp, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MB FINANCIAL, INC.
Date: November 5, 2002	By:	/s/ JILL E. YORK Jill E. York, Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2	Agreement and Plan of Merger, dated as of November 1, 2002, by and among MB Financial, Inc., MB Financial Acquisition Corp II and South Holland Bancorp, Inc.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX